EXHIBIT 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is made and entered into as of May 13, 2009 (this “Agreement”) by and between James Bobo, David Bobo, Ball Ground Recycling, LLC, Wood-Tech, LLC, Bobo Grinding Equipment, LLC, Georgia National Trucking, LLC, BGR Trucking, LLC, Bobo Grinding, Inc., BG Land, LLC, and Prime Management, LLC (collectively, the “Bobo Entities”), and Global Energy Holding Group, Inc., a Georgia corporation (“Global”).

BACKGROUND STATEMENT

The Bobo Entities and Global entered into that certain Equity Interest Purchase Agreement dated as of January 28, 2009 (the “EIPA”) pursuant to which certain equity interests in the Bobo Entities were to be sold to and purchased by Global in a closing anticipated to occur in February 2009.  The EIPA has been kept in full force and effect by the agreement of all the parties as the parties sought to meet the conditions for closing.  The transactions contemplated by the EIPA have not been consummated and all parties to the EIPA now wish to terminate the EIPA.  Accordingly, the parties are entering into this Agreement to provide for the formal   termination of the EIPA and to release each other from any further obligations under the EIPA except as expressly provided for herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Bobo Entities and Global, intending to be legally bound, hereby agree as follows:

1. Termination of the EIPA.  The Bobo Entities and Global hereby agree to the termination of the EIPA, effective as of the Effective Time.

2. Effective Time.  The termination of the EIPA shall be effective as of May 13, 2009 (the “Effective Time”).

3. Fees Owed to Wood-Tech, LLC.  Global agrees to pay Wood-Tech, LLC (“Wood-Tech”) the sum of Two Hundred Eighty Thousand Dollars ($280,000) (the “Fee”) which is the aggregate of: (i) legal fees incurred by Wood-Tech in contemplation of the closing of the EIPA; and (ii) fees incurred by Wood-Tech for a financial audit of certain of the Bobo Entities in contemplation of the closing of the EIPA.  The Fee shall be due and payable by Global to Wood-Tech immediately upon the closing of the sale of any asset of Global resulting in net proceeds paid at such closing to Global in the amount of at least One Million Dollars ($1,000,000).  Should Wood-Tech be able to negotiate for lower payments for such legal/audit fees, the Fee shall be reduced to such lower amount.

4. Security Interest in Augusta Facility. The payment of the Fee shall be secured by a continuing security interest which Global will cause its subsidiary, Augusta Biofuels, LLC, to grant and affirm to Wood-Tech with respect to its facility at 1736 Lovers Lane; Augusta/Richmond County, Georgia, including the real property interests, the buildings and improvements, and tangible assets thereon (the “Collateral”), from and after the date hereof until the Fee has been re-paid in full. At any time and from time to time, at the request of the Bobo Entities, the parties shall promptly and duly execute and deliver, and have recorded, such further documents as the Bobo Entities may reasonably request to further preserve, establish, or enforce its rights in the Collateral, including advance authorization to file a UCC-1 financing statement.  If the Fee is not paid when due, the Bobo Entities may exercise in respect of the Collateral all of the rights and remedies of a secured party under applicable law.

5. Sale of Certain Machinery, Equipment and Fixtures.   Wood-Tech acknowledges that Global is attempting to sell certain machinery, equipment, fixtures and parcels of the land that are part of the Collateral.  Wood-Tech agrees that in the event Global wishes to effect such a sale, Wood-Tech will release its security interest in such machinery, equipment, fixtures and/or parcels of land to accommodate such  sale.  Moreover, Wood-Tech agrees that it will not make a claim on the proceeds of any such sale unless the net proceeds to Global exceed the $1,000,000 amount provided in Paragraph 3 above.

6. Mortgage of the Collateral.  Wood-Tech further acknowledges that Global is attempting to obtain a loan which loan will be secured by a security interest in the Collateral.    Wood-Tech agrees that in the event Global wishes to obtain such a loan, Wood-Tech will release its security interest in the Collateral to accommodate the loan.  In such event, Global shall pay Wood-Tech ten percent (10%) of the net proceeds of the loan toward the Fee in exchange for the release of the Wood-Tech security interest in the Collateral.  Any remaining balance of the Fee shall be paid in accordance with Paragraph 3 above upon the sale of an asset by Global.

7. Release.  The Bobo Entities, on behalf of themselves and their affiliates, partners, members, managers, directors, officers, shareholders, successors and assigns, on the one hand, and Global, on behalf of itself and its affiliates, directors, officers, shareholders, successors and assigns, on the other hand, each does hereby forever release and discharge the other from any and all other liabilities, obligations, claims and causes of action (whether at law or in equity) that such party now has or hereafter claims to have against the other arising out of or in connection with the EIPA; provided, however, that nothing in this Section 5 waives, releases or restricts in any manner whatsoever any rights or obligations of a party under this Agreement.

8. Headings.  The headings used in this Agreement are for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms and provisions herein.

9. Governing Law.  This Agreement is executed and delivered in the State of Georgia, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the interpretation of the provisions of this Agreement.

10. Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall together be deemed an original, but the several counterparts shall together constitute but one and the same instrument.

11. Severability.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to the policy of express law, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the parties hereto.

12. Entire Agreement; Amendment; Waiver.  This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties with respect to that subject matter.  This Agreement may not be amended or modified except by a written instrument executed by the parties.  The granting of any waiver with respect to any failure to comply with any provision of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any provisions of this Agreement.

13. Further Undertakings.  Each party shall, in good faith and in a timely manner, shall use its or his  respective commercially reasonable efforts to take or cause to be taken all appropriate actions, and execute, deliver and acknowledge such other documents as may be required to carry out the provisions of this Termination Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Bobo Entities and Global have caused this Termination Agreement to be executed as of the day and year first above written.

JAMES BOBO

By:	/s/ James Bobo

DAVID BOBO

By:	/s/ David Bobo

BALL GROUND RECYCLING, INC.

By:	/s/ James Bobo

Title:

WOOD-TECH, LLC

By:	/s/ James Bobo

Title:

BOBO GRINDING EQUIPMENT, LLC

By:	/s/ James Bobo

Title:

GEORGIA NATIONAL TRUCKING, LLC

By:	/s/ James Bobo

Title:

BGR TRUCKING, LLC

By:	/s/ James Bobo

Title:

BOBO GRINDING, INC.

By:	/s/ James Bobo

Title:

BG LAND, LLC

By:	/s/ James Bobo

Title:

PRIME MANAGEMENT, LLC

By:	/s/ James Bobo

Title:

GLOBAL ENERGY HOLDING GROUP, INC.

By:	/s/ Mike Ellis

Title:	EVP